SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    November 26, 1997 (Date of earliest event reported)

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission        (IRS Employer
        incorporation)           File Number)      Identification No.)

                           Cornerstone Properties Inc.
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)

                                       (212) 605-7100
                              (Registrant's telephone number,
                              including area code)

Item 5. Other Events
        ------------

        The press release issued by the Registrant, dated November 26, 1997, a copy of which is included with this Form 8-K as Exhibit 99, is incorporated herein by reference.


Item 7. Financial Statements and Exhibits
        ---------------------------------

        (c) Exhibits
            Exhibit 99 - Press release, dated November 26, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CORNERSTONE PROPERTIES INC.
                               (Registrant)

                           By: /s/John S. Moody.
                                  John S. Moody, President and
                                  Chief Executive Officer

                           Date:  December 3, 1997


                           By: /s/Thomas P. Loftus.
                                  Thomas P. Loftus, Vice President and
                                  Controller
                                  (Principal Accounting Officer)

                           Date:  December 3, 1997


                           By: /s/Kevin P. Mahoney.
                                  Kevin P. Mahoney, Vice President and Treasurer (Principal Financial Officer)

                           Date:  December 3, 1997

EXHIBIT 99

   DR. ROLF-E. BREUER RESIGNS AS CHAIRMAN OF THE BOARD OF CORNERSTONE PROPERTIES

                  Cornerstone President John Moody Elected Chairman

New York, NEW YORK (November 26, 1997) -- Cornerstone Properties Inc. (NYSE:CPP) announced that Dr. Rolf-E. Breuer, Chairman of the Board of Directors of Cornerstone Properties, resigned at the Company's Board Meeting held in New York today. Dr. Breuer, 60, has served on Cornerstone's Board of Directors since 1985. In May of 1997, he was promoted to Chairman of the Board of Managing Directors of Deutsche Bank AG; and these increased responsibilities necessitated his decision to retire as Chairman of Cornerstone Properties.

John S. Moody, 49, has been elected the new Chairman of the Board of Cornerstone Properties. Mr. Moody will continue to serve as Chief Executive Officer and President of the Company.

The Company also announced that Berthold T. Wetteskind, 58, Chief Executive Officer of Deutsche Immobilien Anlagegesellschaft mbH, resigned from the Board of Directors. Mr. Wetteskind has been a Director since 1991. Dr. Lutz Mellinger, 56, a Managing Director of Deutsche Bank AG, was appointed to serve in his place. In keeping with the terms of Cornerstone's recent acquisition of 4.5 million square feet of premier office buildings from Dutch Institutional Holding Company, Inc., two new directors were appointed to Cornerstone's Board. They are Mr. Dick van den Bos, 57, Director of Property Investment for Pensioenfonds PGGM, and Mr. Jan van der Vlist, 43, Deputy Director of Real Estate Investments for Pensioenfonds PGGM. Cornerstone Properties' Board of Directors now consists of 11 members.

At the same meeting, the Board of Directors elected to restructure the Company as an umbrella partnership REIT, or "UPREIT," immediately. All assets are expected to be transferred into the new UPREIT on or before December 31, 1997.

Mr. Moody explained, "We have made the decision to form an UPREIT in response to the accelerating demand in our marketplace for structured transactions involving tax-deferred exchange of UPREIT units. In fact, a significant portion of the current deal flow is of this nature. We believe that enabling Cornerstone to offer operating units to prospective sellers of premier office properties will position the Company to negotiate more competitively in our target marketplace."

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A and trophy quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 17 Class A or trophy quality office properties throughout the United States totaling 9.5 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.